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                                EXHIBIT 3.104.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                        UNITED BROADCAST GROUP II, INC.

     FIRST. The name of the corporation is United Broadcast Group II, Inc.

     SECOND. Its registered office in the State of Texas is located at 350 North St. Paul Street, Dallas, TX 75201. The registered agent in charge thereof is CT Corporation System.

     THIRD. The purpose or purposes of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Texas Business Corporation Act, and to have and exercise all the powers conferred by the laws of the State of Texas upon corporations formed under the Texas Business Corporation Act.

     FOURTH. The amount of the total authorized capital stock of this corporation shall be one thousand (1,000) shares voting common, par value $0.01 per share.


     FIFTH. The name and mailing address of the incorporator is as follows:

            Sara J. Welch
            1255 Twenty-Third Street, N.W.
            Suite 500
            Washington, DC 20037


     SIXTH. The initial Board of Directors of the corporation shall consist of three members whose names are Dr. O.K. Kyun Kim, Young Moo Kim and Lowell W. Paxson.

     SEVENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the corporation shall have the following powers:

     (a) To adopt, and to alter or amend the Bylaws, to fix the amount to be reserved as working capital, and to authorize and cause to be executed mortgages and liens (without limit as to the amount) upon the property of this corporation; and

     (b) With the consent in writing or pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, to dispose of, in any manner, all or substantially all of the property of this corporation.

     EIGHTH. The shareholders and directors shall have the power to hold their meetings and keep the books, documents and papers of the corporation within or outside the State of Texas and at such place or places as may be from time to time designated by the Bylaws or by resolution of the shareholders or directors, except as otherwise required by the laws of the State of Texas.

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     NINTH. The objects, purposes and powers specified in any clause or paragraph of this Certificate of Incorporation shall be in no way limited or restricted by reference to or inference from the terms of any other clause or paragraph of this Certificate of Incorporation. The objects, purposes and powers in each of the clauses and paragraphs of this Certificate of Incorporation shall be regarded as independent objects, purposes and powers. The objects, purposes and powers specified in this Certificate of Incorporation are in furtherance and not in limitation of the objects, purposes and powers conferred by statute.

     TENTH. The corporation shall have the power to indemnify its officers, directors, employees and agents, and such other persons as may be designated as set forth in the Bylaws, to the full extent permitted by the laws of the State of Texas. A director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, provided that the liability of a director (i) for any breach of the director's loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

     ELEVENTH. The corporation shall have perpetual existence.

     TWELFTH. The corporation shall not commence doing business until it has received the value of one thousand dollars in total consideration for the issuance of its shares.

     The undersigned, Sara J. Welch, for the purpose of forming a corporation under the laws of the State of Texas, does hereby make, file and record this Certificate of Incorporation and does hereby certify that the facts herein stated are true, and has accordingly hereunto set her hand and seal.


                             /s/Sara J. Welch
                             ----------------------------------
                             Sara J. Welch, Incorporator

Dated:  December 27, 1994

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